EXHIBIT 23.1
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   BROWN              * Main Office                    * Shafter Office
 ARMSTRONG            4200 Truxtun Ave., Suite 300     560 Central Avenue
 ---------            Bakersfield, California 93309    Shafter, California 93263
 CERTIFIED            Tel 661-324-4971                 Tel 661-746-2145
  PUBLIC              Fax 661-324-4997                 Fax 661-746-1218
ACCOUNTANTS

                                 BROWN ARMSTRONG
                        PAULDEN McCOWN STARBUCK & KEETER
                        --------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS

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                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Whittier Energy Corporation
Houston, Texas


We have audited the accompanying consolidated balance sheets of Whittier Energy Corporation and its subsidiaries as of December 31, 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. We have also audited the balance sheet of Whittier Energy Corporation and its subsidiary as of December 31, 2002, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2003 consolidated financial statements referred to above present fairly in all material respects the financial position of Whittier Energy Corporation and its subsidiaries at December 31, 2003, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the 2002 financial statements present fairly, in all material respects, the financial position of Whittier Energy Corporation and its subsidiary as of December 31, 2002, and the results of operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of January 1, 2003.

                                      BROWN ARMSTRONG PAULDEN
                                      McCOWN STARBUCK & KEETER
                                      ACCOUNTANCY CORPORATION

                                      /s/ BURTON H. ARMSTRONG
                                      -----------------------
                                      BURTON H. ARMSTRONG


Bakersfield, California
March 5, 2003


      MEMBER of SEC Practice Section of the American Institute of Certified
                               Public Accountants